EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the incorporation by reference in this Registration Statement and Post-Effective Amendment on Form S-8 of Kodiak Oil & Gas Corp. of the references to our firm, in the context in which they appear, and to our reserve estimates as of December 31, 2006, which appear in the Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2006.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
President and Chief Operating Officer

Dallas, Texas

July 26, 2007